UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 18, 2007

ENCOMPASS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-82608	95-4756822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

1005 Terminal Way, Suite 110, Reno NV 89502-2179

(Address of principal executive offices) (Zip Code)

(775) 324-8531

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Company announces today the resignations of Murray Goldenberg and Leslie I. Handler as directors of the Company and as directors of the Company’s subsidiaries Nacio Systems, Inc; Aqua Xtremes, Inc; Extreme Engines, Inc. and Rotary Engine Technologies, Inc.

As a result of these resignations, the Company will not be holding the special meeting of shareholders which had been called by the Company’s controlling shareholder for the purpose of removing Mr. Goldenberg and Mr. Handler and for which the Company had filed a preliminary Information Statement on Schedule 14C.

The Company also announces that Shirley Harmon has been appointed to serve as a director of the Company as a result of a vacancy created by the resignations of Mr. Goldenberg and Mr. Handler. In addition, Carey Daly and Randall J. Lanham have been appointed directors of Nacio Systems, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto dulyauthorized.

ENCOMPASS HOLDINGS, INC.

Dated: December 18, 2007	By:	/s/ J. Scott Webber
Chief Executive Officer